BARRETT BUSINESS SERVICES, INC.
                   RESTATED STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING


                                                                                             Three Months
                                                                                                 Ended
                                                                                           March 31, 1998
                                                                                           --------------


     Weighted average number of basic shares outstanding                                      7,638,922
     Stock option plan shares to be issued at prices
        ranging from $3.50 to $18.00 per share                                                  585,026
     Warrants issued at a price of $4.20 per share                                               30,000
     Less:   Assumed purchase at average market price
             during the period using proceeds received upon
             exercise of options and purchase of stock, and
             using tax benefits of compensation due to premature
             dispositions                                                                      (561,037)
                                                                                              ---------
     Weighted average number of diluted shares outstanding                                    7,692,911
                                                                                              =========
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